Exhibit 10.97

EIGHTH AMENDMENT TO

2001 RESTATEMENT OF

THE HARRAH’S ENTERTAINMENT, INC.

SAVINGS AND RETIREMENT PLAN

WHEREAS, Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”), has established and maintains the Harrah’s Entertainment, Inc. Savings and Retirement Plan, as amended from time to time (the “Plan”) for the benefit of its eligible employees and the eligible employees of certain participating companies; and

WHEREAS, it is desirable to amend the Plan to place certain amendment authority under the Plan with the Administrative Committee, with other amendment authority reserved for the Board or the HRC;

WHEREAS, Section 14.2 of the Plan provides that the Board, the HRC, the Company’s Chief Executive Officer, Senior Vice President of Human Resources or another person designated by the Company’s Chief Executive Officer has the power to amend the Plan in any respect;

NOW, THEREFORE, BE IT RESOLVED that, this Eighth Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Savings and Retirement Plan is adopted and shall supersede the provisions of the Plan.

BE IT FURTHER RESOLVED that, pursuant to the power and authority reserved by Section 14.2(a) of the Plan, the Plan is hereby amended, effective as of signatory date set forth below, by amending and restating the Section 14.2 of the Plan as follows:

“Section 14.2 AMENDMENT OF PLAN.

(a) As limited in Section 14.3 of the Plan, complete or partial amendments to the Plan, including retroactive amendments to meet legal or tax qualification requirements, may be made from time to time by the Company. Amendments to the Plan shall be adopted by the Board or the HRC. Additionally, the Administrative Committee shall have the authority to adopt amendments that are necessary to bring the Plan into conformity with legal and tax requirements or to improve Plan administration, provided that no such amendments involve a material increase in cost of benefits provided by this Plan.

(b) As limited in Section 14.3 of the Plan, no amendment shall decrease the vested percentage any Participant has in his or her Accounts. The Plan may be amended under this Section or terminated under Section 14.1 without the vote of the stockholders of the Company, except to the extent that stockholder approval is required by Rule 16b-3, promulgated under Section 16 of the Securities Exchange Act, as amended.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Eighth Amendment to be executed by its duly authorized officer on this 20 day of September, 2006.

HARRAH’S ENTERTAINMENT, INC.

By:	/s/ Mary H. Thomas

Name:	Mary H. Thomas

Title:	Senior Vice President - HR

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